Exhibit 99.1

Contact:
Marshall Loeb, President and CEO
Brent Wood, CFO
EastGroup Properties Announces	(601) 354-3555

First Quarter 2022 Results

First Quarter 2022 Results

•Net Income Attributable to Common Stockholders of $1.54 Per Diluted Share for First Quarter 2022 Compared to $0.69 Per Diluted Share for First Quarter 2021 (Gains on Sales of Real Estate Investments Were $30 Million, or $0.73 Per Diluted Share, for First Quarter 2022; There Were No Sales in First Quarter 2021)
•Funds from Operations of $1.68 Per Share for First Quarter 2022 Compared to $1.45 Per Share for First Quarter 2021, an Increase of 15.9%
•Same Property Net Operating Income for the Same Property Pool Excluding Income From Lease Terminations Increased 8.5% on a Cash Basis and 7.4% on a Straight-Line Basis for First Quarter 2022 Compared to the Same Period in 2021
•The Operating Portfolio was 98.8% Leased and 97.9% Occupied as of March 31, 2022; Average Occupancy of the Operating Portfolio was 97.3% for First Quarter 2022
•Rental Rates on New and Renewal Leases Increased an Average of 33.5% on a Straight-Line Basis
•Acquired 516,000 Square Feet of Value-Add Properties for $54 Million
•Acquired 50 Acres of Development Land for $14 Million
•Started Construction of Six Development Projects Containing 953,000 Square Feet with Projected Total Costs of $104 Million
•Transferred Two 100% Leased Development and Value-Add Projects Totaling 675,000 Square Feet to the Operating Portfolio
•Development and Value-Add Program Consisted of 26 Projects in 14 Cities (4.7 Million Square Feet) at March 31, 2022 with a Projected Total Investment of $589 Million
•Sold Two Operating Properties Containing 245,000 Square Feet for $39 Million (Gains of $30 Million Not Included in FFO)
•Declared 169th Consecutive Quarterly Cash Dividend: $1.10 Per Share
•Closed $250 Million of Unsecured Debt During the Quarter with a Weighted Average Effective Fixed Interest Rate of 3.04%
•Refinanced a $100 Million Senior Unsecured Term Loan with Five Years Remaining, Reducing the Effective Fixed Interest Rate by 60 Basis Points to 1.80%
•Repaid a $75 Million Unsecured Term Loan During the Quarter with a Fixed Interest Rate of 3.03%
•Issued 385,538 Shares of Common Stock Pursuant to the Company’s Continuous Common Equity Offering Program at an Average Price of $194.53 Per Share for Aggregate Net Proceeds of $74 Million

JACKSON, MISSISSIPPI, April 26, 2022 - EastGroup Properties, Inc. (NYSE: EGP) (the “Company”, “we”, “us” or “EastGroup”) announced today the results of its operations for the three months ended March 31, 2022.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “Our team and our portfolio came out of the gate with a very strong start to 2022. We continue to see strength in the industrial market and a favorable supply/demand balance in our markets. As a result, we remain bullish on the continued growth prospects for our shallow bay, last mile Sunbelt market portfolio.”

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (“EPS”) were $1.54 for the three months ended March 31, 2022, compared to $0.69 for the same period of 2021. The Company’s property net operating income (“PNOI”) increased by $11,860,000 ($0.29 per share) for the three months ended March 31, 2022, as compared to the same period of 2021. EastGroup recognized gains on sales of real estate investments of $30,352,000 ($0.73 per share) during the three months ended March 31, 2022; there were no sales during the same period of 2021. In addition, depreciation and amortization expense increased by $6,028,000 ($0.15 per share) during the three months ended March 31, 2022, as compared to the same period of 2021.

FUNDS FROM OPERATIONS AND PROPERTY NET OPERATING INCOME

For the three months ended March 31, 2022, funds from operations attributable to common stockholders (“FFO”) were $1.68 per share compared to $1.45 per share during the same period of 2021, an increase of 15.9%.

PNOI increased by $11,860,000, or 16.9%, during the three months ended March 31, 2022, compared to the same period of 2021. PNOI increased $5,548,000 from newly developed and value-add properties, $4,665,000 from same property operations (based on the same property pool), and $2,404,000 from 2021 acquisitions; PNOI decreased $692,000 from operating properties sold in 2021 and 2022.

The same property pool PNOI Excluding Income from Lease Terminations increased 7.4% on a straight-line basis for the three months ended March 31, 2022, compared to the same period of 2021; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 8.5%.

On a straight-line basis, rental rates on new and renewal leases (5.4% of total square footage) increased an average of 33.5% during the three months ended March 31, 2022.

The same property pool for the three months ended March 31, 2022 includes properties which were included in the operating portfolio for the entire period from January 1, 2021 through March 31, 2022; this pool is comprised of properties containing 43,391,000 square feet.

FFO, PNOI and Same PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Same PNOI, and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

ACQUISITIONS AND DISPOSITIONS

During February, the Company acquired 50 acres of development land in Phoenix for $13,588,000. The land, known as Gateway Interchange Land, is located near the entrance to the Mesa Gateway Airport. The Company has future plans to construct seven buildings totaling approximately 650,000 square feet on this site. Subsequent to quarter-end, EastGroup closed on the acquisition of Mesa Gateway Commerce Park, near this development land in Mesa, for approximately $18,300,000. This recently constructed 147,000 square foot building is currently in the lease-up phase of the development and value-add portfolio.

In March, EastGroup purchased two business distribution buildings totaling 516,000 square feet for $54,462,000 in the North submarket of Houston. The buildings, known as Cypress Preserve 1 & 2, are currently 50% leased and are in the lease-up phase of the development and value-add portfolio. The properties are located in between two land parcels totaling 26 acres, which EastGroup acquired in April 2022 for approximately $7,800,000. These acquisitions will allow the Company to create and control a multi-building industrial project in a business park setting in this submarket of Houston.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

Subsequent to quarter-end, the Company acquired Zephyr Distribution Center in the Hayward submarket within the San Francisco Bay area, near 13 other EastGroup owned properties totaling 943,000 square feet, which are currently 100% leased. The 82,000 square foot distribution building was acquired for $28,500,000, is currently 42% leased, and is in the lease-up phase of the development and value-add portfolio.

In January, the Company sold Metro Business Park, a five building, 189,000 square foot service center located in Phoenix, for $33,510,000. The sale generated a gain of $26,971,000, which is included in Gain on sales of real estate investments; this gain is excluded from FFO.

Additionally, in March, EastGroup sold Cypress Creek Business Park, a two building service center totaling 56,000 square feet in Fort Lauderdale, Florida. These properties, which were located on a ground lease, were sold for $5,600,000 and generated a gain of $3,381,000, which is included in Gain on sales of real estate investments; this gain is excluded from FFO.

DEVELOPMENT AND VALUE-ADD PROPERTIES

During the first quarter of 2022, EastGroup began construction of six new development projects in six different cities. The buildings will contain a total of 953,000 square feet and have projected total costs of $103,900,000.

The development projects started during the first three months of 2022 are detailed in the table below:

Development Projects Started in 2022	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

World Houston 47	Houston, TX	139,000	12/2022	$19,100
Arlington Tech 3	Fort Worth, TX	77,000	10/2023	10,300
Horizon West 4	Orlando, FL	295,000	10/2023	28,700
SunCoast 11	Fort Myers, FL	79,000	10/2023	9,900
Hillside 1	Greenville, SC	122,000	12/2023	11,600
Steele Creek 11 & 12	Charlotte, NC	241,000	01/2024	24,300
Total Development Projects Started		953,000		$103,900

At March 31, 2022, EastGroup’s development and value-add program consisted of 26 projects (4,699,000 square feet) in 14 cities. The projects, which were collectively 55% leased as of April 25, 2022, have a projected total cost of $588,700,000, of which $168,600,000 remained to be funded as of March 31, 2022.

During the first quarter of 2022, EastGroup transferred two projects to the operating portfolio (at the earlier of 90% occupancy or one year after completion/value-add acquisition date). The projects, which are located in Greenville and San Diego, contain 675,000 square feet and were collectively 100% leased as of April 25, 2022.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The development and value-add properties transferred to the operating portfolio during the first three months of 2022 are detailed in the table below:

Development and Value-Add Properties Transferred to the Operating Portfolio in 2022	Location	Size	Conversion Date	Cumulative Cost as of 3/31/22	Percent Leased as of 4/25/22
		(Square feet)		(In thousands)

Access Point 1 (1)	Greenville, SC	156,000	01/2022	$12,877	100%
Speed Distribution Center	San Diego, CA	519,000	03/2022	72,948	100%
Total Projects Transferred		675,000		$85,825	100%

Projected Stabilized Yield (2)	7.0%

(1) This value-add project was acquired by EastGroup.
(2) Weighted average yield based on estimated annual property net operating income on a straight-line basis at 100% occupancy divided by projected total costs.

Subsequent to quarter-end, EastGroup began construction of Horizon West 1 in Orlando, which will contain 97,000 square feet and has a projected total cost of $13,200,000.

DIVIDENDS

EastGroup declared a cash dividend of $1.10 per share in the first quarter of 2022. The first quarter dividend, which was paid on April 14, 2022, was the Company’s 169th consecutive quarterly cash distribution to shareholders.  The Company has increased or maintained its dividend for 29 consecutive years and has increased it 26 years over that period, including increases in each of the last 10 years.  The annualized dividend rate of $4.40 per share yielded 2.1% on the closing stock price of $205.84 on April 25, 2022.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 14.8% at March 31, 2022.  For the first quarter of 2022, the Company’s interest and fixed charge coverage ratio was 9.58x and its ratio of debt to earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) was 4.71x. EBITDAre is a non-GAAP financial measure defined under Definitions later in this release. A reconciliation of Net Income to EBITDAre is presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

During the first quarter, EastGroup issued and sold 385,538 shares of common stock under its continuous common equity offering program at an average price of $194.53 per share, providing aggregate net proceeds to the Company of approximately $74,179,000.

In March 2022, the Company closed a $100,000,000 senior unsecured term loan with interest only payments, which bears interest at the annual rate of SOFR plus an applicable margin based on the Company’s senior unsecured long-term debt rating and consolidated leverage ratio. The loan has a maturity date of September 29, 2028, providing a 6.5 year term. The Company also entered into an interest rate swap agreement to convert the loan’s SOFR rate component to a fixed interest rate for the entire term of the loan, providing a total effective fixed interest rate of 3.06%.

Also during March 2022, the Company closed on the refinance of a $100,000,000 senior unsecured term loan with five years remaining. The maturity date remains March 25, 2027, which is unchanged from the original terms. The amended term loan provides for interest only payments currently at an interest rate of SOFR plus 85 basis points, based on the Company’s current credit ratings and consolidated leverage ratio, which is a 60 basis point reduction in the credit spread compared to the original term loan. The Company has an interest rate swap agreement which converts the loan’s SOFR rate component to a fixed interest rate for the entire term of the loan, providing a total effective fixed interest rate of 1.80%.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

During the three months ended March 31, 2022, the Company and a group of lenders agreed to terms on the private placement of $150,000,000 of senior unsecured notes with a fixed interest rate of 3.03% and a 10-year term. The notes, dated February 3, 2022, were issued and sold on April 20, 2022 and require interest-only payments. The notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

In February 2022, EastGroup repaid a maturing $75 million senior unsecured term loan with an effective fixed interest rate of 3.03%.

OUTLOOK FOR 2022

We now estimate that EastGroup’s EPS for 2022 will be in the range of $3.72 to $3.84.  Our estimated FFO per share attributable to common stockholders for 2022 is now estimated to be in the range of $6.69 to $6.81. The table below reconciles projected net income attributable to common stockholders to projected FFO. The Company is providing a projection of estimated net income attributable to common stockholders solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

EastGroup’s projections are based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate; there are known and unknown risks and uncertainties associated with these projections. We assume no obligation to update publicly any forward-looking statements, including our outlook for 2022, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures included in this earnings release and “Risk Factors” disclosed in our annual and quarterly reports filed with the Securities and Exchange Commission for more information.

	Low Range		High Range
	Q2 2022	Y/E 2022	Q2 2022	Y/E 2022
	(In thousands, except per share data)

Net income attributable to common stockholders	$29,688	156,433	32,204	161,475
Depreciation and amortization	38,466	154,816	38,466	154,816
Gain on sales of real estate investments	—	(30,352)	—	(30,352)
Funds from operations attributable to common stockholders	$68,154	280,897	70,670	285,939

Diluted shares	41,935	42,018	41,935	42,018
Per share data (diluted):
Net income attributable to common stockholders	$0.71	3.72	0.77	3.84
Funds from operations attributable to common stockholders	1.63	6.69	1.69	6.81

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The following assumptions were used for the mid-point:

Metrics	Revised Guidance for Year 2022	Initial Guidance for Year 2022	Actual for Year 2021
FFO per share	$6.69 - $6.81	$6.56 - $6.70	$6.09
FFO per share increase over prior year	10.8%	8.9%	13.2%
Same PNOI growth: cash basis(1)	6.9% - 7.9%(2)	5.1% - 6.1%(2)	5.7%
Average month-end occupancy - operating portfolio	97.0% - 98.0%	96.5% - 97.5%	97.1%
Lease termination fee income	$1.5 million	$1.1 million	$1.4 million
Recoveries (reserves) of uncollectible rent (No identified bad debts for Q2-Q4)	($1.0 million)	($1.5 million)	$475,000
Development starts:
Square feet	3.0 million	2.3 million	2.8 million
Projected total investment	$300 million	$250 million	$341 million
Value-add property acquisitions (Projected total investment)	$125 million	$46 million	$178 million
Operating property acquisitions	$30 million	$30 million	$108 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$70 million	$70 million	$45 million
Unsecured debt closing in period	$400 million at 3.59% weighted average interest rate	$375 million at 3.20% weighted average interest rate	$175 million at 2.40% weighted average interest rate
Common stock issuances	$250 million	$120 million	$274 million
General and administrative expense	$17.2 million	$18.3 million	$15.7 million

(1) Excludes straight-line rent adjustments, amortization of market rent intangibles for acquired leases and income from lease terminations.

(2) Includes properties which have been in the operating portfolio since 1/1/21 and are projected to be in the operating portfolio through 12/31/22; includes 43,273,000 square feet.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions: (1) funds from operations attributable to common stockholders (“FFO”) and (2) property net operating income (“PNOI”), as defined below.

FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”).  Nareit’s guidance allows preparers an option as it pertains to whether gains or losses on sale, or impairment charges, on real estate assets incidental to a real estate investment trust’s (“REIT’s”) business are excluded from the calculation of FFO. EastGroup has made the election to exclude activity related to such assets that are incidental to our business. FFO is calculated as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains and losses from sales of real estate property (including other assets incidental to the Company’s business) and impairment losses, adjusted for real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI is defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company’s share of income and property operating expenses from its less-than-wholly-owned real estate investments. EastGroup sometimes refers to PNOI from Same Properties as “Same PNOI” in this press release and the accompanying reconciliation; the Company also presents Same PNOI
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

Excluding Income from Lease Terminations. The Company presents Same PNOI and Same PNOI Excluding Income from Lease Terminations as a property-level supplemental measure of performance used to evaluate the performance of the Company’s investments in real estate assets and its operating results on a same property basis. The Company believes it is useful to evaluate Same PNOI Excluding Income from Lease Terminations on both a straight-line and cash basis. The straight-line basis is calculated by averaging the customers’ rent payments over the lives of the leases; GAAP requires the recognition of rental income on a straight-line basis. The cash basis excludes adjustments for straight-line rent and amortization of market rent intangibles for acquired leases; cash basis is an indicator of the rents charged to customers by the Company during the periods presented and is useful in analyzing the embedded rent growth in the Company’s portfolio. “Same Properties” is defined as operating properties owned during the entire current period and prior year reporting period. Operating properties are stabilized real estate properties (land including building and improvements) that make up the Company’s operating portfolio. Properties developed or acquired are excluded from the same property pool until held in the operating portfolio for both the current and prior year reporting periods. Properties sold during the current or prior year reporting periods are also excluded.

FFO and PNOI are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

The Company’s chief decision makers also use Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) in making decisions. EBITDAre is computed in accordance with standards established by Nareit and defined as Net Income, adjusted for gains and losses from sales of real estate investments, non-operating real estate and other assets incidental to the Company’s business, interest expense, income tax expense, depreciation and amortization. EBITDAre is a non-GAAP financial measure used to measure the Company’s operating performance and its ability to meet interest payment obligations and pay quarterly stock dividends on an unleveraged basis.

EastGroup’s chief decision makers also use its Debt-to-EBITDAre ratio, a non-GAAP financial measure calculated by dividing the Company’s debt by its EBITDAre, in analyzing the financial condition and operating performance of the Company relative to its leverage.

The Company’s interest and fixed charge coverage ratio is a non-GAAP financial measure calculated by dividing the Company’s EBITDAre by its interest expense. This ratio provides a basis for analysis of the Company’s leverage, operating performance and its ability to service the interest payments due on its debt.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its first quarter, review the Company’s current operations, and present its updated earnings outlook for 2022 on Wednesday, April 27, 2022, at 11:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-888-346-0688 (conference ID: EastGroup) or by webcast through a link on the Company’s website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available until Wednesday, May 4, 2022.  The telephone replay can be accessed by dialing 1-877-344-7529 (access code 4967448), and the webcast replay can be accessed through a link on the Company’s website at www.eastgroup.net.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at www.eastgroup.net or upon request by calling the Company at 601-354-3555.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

COMPANY INFORMATION

EastGroup Properties, Inc. (NYSE: EGP), a S&P Mid-Cap 400 company, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 15,000 to 70,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  The Company’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 52.4 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at www.eastgroup.net.

FORWARD-LOOKING STATEMENTS

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects,” “goals,” or “plans” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to:

•international, national, regional and local economic conditions;
•the duration and extent of the impact of the coronavirus (“COVID-19”) pandemic, including any COVID-19 variants or the efficacy or availability of COVID-19 vaccines, on our business operations or the business operations of our tenants (including their ability to timely make rent payments) and the economy generally;
•disruption in supply and delivery chains;
•construction costs could increase as a result of inflation impacting the costs to develop properties;
•increase in interest rates and ability to raise equity capital on attractive terms;
•financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•our ability to retain our credit agency ratings;
•our ability to comply with applicable financial covenants;
•the competitive environment in which the Company operates;
•fluctuations of occupancy or rental rates;
•potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or our ability to lease space at current or anticipated rents, particularly in light of the significant uncertainty as to the conditions under which current or potential tenants will be able to operate physical locations in the future;
•potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws or REIT or corporate income tax laws, and potential increases in real property tax rates;
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

•our ability to maintain our qualification as a REIT;
•acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;
•natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;
•pandemics, epidemics or other public health emergencies, such as the outbreak of COVID-19;
•the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;
•credit risk in the event of non-performance by the counterparties to our interest rate swaps;
•the discontinuation of London Interbank Offered Rate;
•lack of or insufficient amounts of insurance;
•litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•our ability to attract and retain key personnel;
•risks related to the failure, inadequacy or interruption of our data security systems and processes;
•the consequences of future terrorist attacks or civil unrest; and
•environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

All forward-looking statements should be read in light of the risks identified in Part I, Item 1A. Risk Factors within the Company’s most recent Annual Report on Form 10-K and in its subsequent Quarterly Reports on Form 10-Q.
The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2022	2021
REVENUES
Income from real estate operations	$112,952	97,917
Other revenue	22	14
	112,974	97,931
EXPENSES
Expenses from real estate operations	31,064	27,820
Depreciation and amortization	36,341	30,313
General and administrative	4,310	4,036
Indirect leasing costs	175	330
	71,890	62,499
OTHER INCOME (EXPENSE)
Interest expense	(8,110)	(8,276)
Gain on sales of real estate investments	30,352	—
Other	278	201
NET INCOME	63,604	27,357
Net income attributable to noncontrolling interest in joint ventures	(24)	(18)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	63,580	27,339
Other comprehensive income - interest rate swaps	15,828	8,214
TOTAL COMPREHENSIVE INCOME	$79,408	35,553

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.54	0.69
Weighted average shares outstanding	41,246	39,673
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.54	0.69
Weighted average shares outstanding	41,359	39,765

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2022	2021

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$63,580	27,339
Depreciation and amortization	36,341	30,313
Company’s share of depreciation from unconsolidated investment	31	34
Depreciation and amortization from noncontrolling interest	(3)	—
Gain on sales of real estate investments	(30,352)	—
FUNDS FROM OPERATIONS (“FFO”) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$69,597	57,686

NET INCOME	$63,604	27,357
Interest expense (1)	8,110	8,276
Depreciation and amortization	36,341	30,313
Company’s share of depreciation from unconsolidated investment	31	34
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)	108,086	65,980
Gain on sales of real estate investments	(30,352)	—
EBITDA FOR REAL ESTATE (“EBITDAre”)	$77,734	65,980

Debt	$1,464,516	1,286,063
Debt-to-EBITDAre ratio	4.71	4.87
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.54	0.69
FFO attributable to common stockholders	$1.68	1.45
Weighted average shares outstanding for EPS and FFO purposes	41,359	39,765

(1) Net of capitalized interest of $2,244 and $2,237 for the three months ended March 31, 2022 and 2021, respectively.

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Continued)
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended
	March 31,
	2022	2021

NET INCOME	$63,604	27,357
Gain on sales of real estate investments	(30,352)	—
Interest income	—	(1)
Other revenue	(22)	(14)
Indirect leasing costs	175	330
Depreciation and amortization	36,341	30,313
Company’s share of depreciation from unconsolidated investment	31	34
Interest expense (1)	8,110	8,276
General and administrative expense (2)	4,310	4,036
Noncontrolling interest in PNOI of consolidated joint ventures	(21)	(15)
PROPERTY NET OPERATING INCOME (“PNOI”)	82,176	70,316
PNOI from 2021 acquisitions	(2,404)	—
PNOI from 2021 and 2022 development and value-add properties	(6,880)	(1,332)
PNOI from 2021 and 2022 operating property dispositions	(8)	(700)
Other PNOI	11	(54)
SAME PNOI (Straight-Line Basis)	72,895	68,230
Net lease termination fee income from same properties	(227)	(576)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Straight-Line Basis)	72,668	67,654
Straight-line rent adjustments for same properties	(912)	(1,451)
Acquired leases - market rent adjustment amortization for same properties	(117)	(192)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Cash Basis)	$71,639	66,011

(1) Net of capitalized interest of $2,244 and $2,237 for the three months ended March 31, 2022 and 2021, respectively.
(2) Net of capitalized development costs of $2,469 and $1,689 for the three months ended March 31, 2022 and 2021, respectively.